Exhibit 10.1

AMENDMENT #1 TO THE SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT #1 TO THE SECURITIES PURCHASE AGREEMENT (the “Amendment”) is entered into on February 15, 2024 (the “Effective Date”), by and between Safe and Green Development Corporation, a Delaware corporation (the “Company”), and Peak One Opportunity Fund, L.P., a Delaware limited partnership (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain securities purchase agreement originally entered into by the Company to the Holder on November 30, 2023 (the “Agreement”); and

B. The Company and Holder desire to amend the Agreement as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

2. Notwithstanding anything to the contrary in the Agreement, the definition of “Second Debenture” in the Agreement shall be replaced with the following:

(xxxii) “Second Debenture” means the second of the three (3) Debentures, in the principal amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), which is issued by the Company to the Buyer on the Second Closing Date.

3. Notwithstanding anything to the contrary in the Agreement, the definition of “Second Purchase Price” in the Agreement shall be replaced with the following:

(xxxiii) “Second Purchase Price” shall be Two Hundred Twenty Five Thousand and 00/100 Dollars ($225,000.00)

4. The definition of “Third Debenture” shall be added to the Agreement as follows:

(xxxv) “Third Debenture” means the third of the three (3) Debentures, in the principal amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), which is issued by the Company to the Buyer on the Third Closing Date.

5. The definition of “Third Purchase Price” shall be added to the Agreement as follows:

(xxxiv) “Third Purchase Price” shall be Two Hundred Twenty Five Thousand and 00/100 Dollars ($225,000.00)

6. Notwithstanding anything to the contrary in the Agreement, a non-accountable fee of Six Thousand Five Hundred and 00/100 Dollars ($6,500.00) shall be withheld from the purchase price of the Second Debenture and Third Debenture to cover the Holder’s accounting fees, legal fees, and other transactional costs incurred with respect to the Second Debenture and Third Debenture, respectively.

7. All references to “Warrant” in the Agreement shall be replaced with “Warrants”. “Warrants” shall mean the First Warrant, Second Warrant, and Third Warrant.

8. The previously defined term of “Warrant” in Section 1(a)(xxxiv) of the Agreement shall be replaced with “First Warrant”. For the avoidance of doubt, the First Warrant was issued by the Company in connection with the Signing Debenture and was earned in full as of the Signing Closing Date.

9. The definition of “Debentures” in the Agreement shall include the Signing Debenture, Second Debenture, and Third Debenture.

10. The following shall be added to the end of Section 12(a) of the Agreement:

“The Company shall issue 35,000 shares of Common Stock on both the Second Closing Date (the “Second Commitment Shares”) and Third Closing Date (the “Third Commitment Shares”) as follows: 17,500 of Common Stock to Investments and 17,500 of the Common Stock to Buyer, as a commitment fee in connection with the issuance of the Second Debenture and Third Debenture, respectively. The Company shall issue a common stock purchase warrant to Investments for the purchase of 125,000 shares of Common Stock on the Second Closing Date (the “Second Warrant”) and Third Closing Date (the “Third Warrant”) as a commitment fee, and such Second Warrant and Third Warrant shall be earned in full as of the Second Closing Date and Third Closing Date, respectively.”

11. The following Section 6(d) shall be added to the Agreement:

d. Third Closing. At any time after sixty (60) calendar days following the Second Closing Date, subject to the mutual written agreement of the Buyer and the Company at the time of such closing (the “Third Closing Date”) and subject to satisfaction of the conditions set forth in Sections 7 and 8, (A) the Company shall deliver to the Buyer the following: (i) the Third Debenture; (ii) an amendment to the Transfer Agent Instruction Letter instructing the Transfer Agent to reserve that number of shares of Common Stock as is required under Section 4(g) hereof, if necessary; and (iii) an officer’s certificate of the Company confirming, as of the Third Closing Date, the accuracy of the Company’s representations and warranties contained herein and updating Schedules 3(b) and 3(c) as of the Second Closing Date, and (B) the Buyer shall deliver to the Company the Third Purchase Price.

12. Attached hereto as Exhibit A is a true and accurate copy of an organizational chart describing all of the Company’s wholly-owned and majority-owned subsidiaries as of the Effective Date.

13. Attached hereto as Exhibit B is a true and accurate copy of a schedule setting forth all capital stock and derivative securities of the Company that are authorized for issuance and that are issued and outstanding as of the Effective Date.

14. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Agreement. Except as specifically modified hereby, all of the provisions of the Agreement, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

Safe and Green Development Corporation		Peak One Opportunity Fund, L.P.

		By:	Peak One Investments, LLC its General Partner

By:	/s/ Nicolai Brune	By:	/s/ Jason Goldstein
Name:	Nicolai Brune	Name:	Jason Goldstein
Title:	Chief Financial Officer	Title:	Managing Member

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